Exhibit 99.1

NEWS RELEASE

Media Contact:	Amber Albrecht
Sempra Energy
(877) 340-8875
media@sempra.com

Financial Contact:	Lindsay Gartner
Sempra Energy
(877) 736-7727
investor@sempra.com

SEMPRA ENERGY REPORTS
SECOND-QUARTER 2019 EARNINGS

•	Sempra Energy Grows Transmission and Distribution Footprint in Texas

•	Recent California Legislation Reduces SDG&E Wildfire Risk

•	Four Commissioning Cargoes Sent from Cameron LNG to Global Markets to Date

SAN DIEGO, Aug. 2, 2019 - Sempra Energy (NYSE: SRE) today reported second-quarter 2019 earnings of $354 million, or $1.26 per diluted share, compared to second-quarter 2018 losses of $561 million, or $2.11 per diluted share. On an adjusted basis, the company’s second-quarter 2019 earnings were $309 million, or $1.10 per diluted share, compared to $361 million, or $1.35 per diluted share, in the second quarter 2018.
“We’re pleased with the financial and operational progress we’ve made so far this year,” said Jeffrey W. Martin, chairman and CEO of Sempra Energy. “We’ve set a clear mission to be North America’s premier energy infrastructure company and I am proud of the steps we’ve taken to capitalize on the once-in-a-generation opportunity created by the need to develop energy infrastructure that supports the trend toward cleaner energy and greater exports of North America’s energy.”
Sempra Energy's earnings for the first six months of 2019 were $795 million, or $2.85 per diluted share, compared with losses of $214 million, or $0.82 per diluted share, in the first six months of 2018. Adjusted earnings for the first six months of 2019 were $843 million, or $3.03 per diluted share, compared with $733 million, or $2.78 per diluted share, in the first six months of 2018.
These financial results reflect certain significant items, as described on an after-tax basis in the following table of GAAP earnings reconciled to adjusted earnings for the second quarter and first six months of 2019 and 2018.

	Three months ended June 30			Six months ended June 30
(Unaudited; Dollars, except EPS, and shares, in millions)	2019	2018		2019	2018

GAAP Earnings (Losses)	$354	$(561)		$795	$(214)
Gain on Sale of U.S. Wind Assets	(45)	—		(45)	—
Tax Impacts from Expected Sale of South American Businesses(1)	—	—		93	—
Impairment of Non-utility U.S. Natural Gas Storage Assets	—	755		—	755
Impairment of U.S. Wind Equity Method Investments	—	145		—	145
Impacts Associated with Aliso Canyon Litigation	—	22		—	22
Impact from the Tax Cuts and Jobs Act of 2017	—	—		—	25
Adjusted Earnings(2)	$309	$361		$843	$733

Diluted Weighted-Average Common Shares Outstanding	280	268		278	264
GAAP Earnings (Losses) Per Diluted Common Share	$1.26	$(2.11)	(3)	$2.85	$(0.82)	(3)
Adjusted Earnings Per Diluted Common Share(2)	$1.10	$1.35		$3.03	$2.78

1)
$103 million increase to adjusted earnings due to change in indefinite reinvestment assertion of basis differences in discontinued operations, partially offset by $10 million reduction in tax valuation allowance against certain net operating loss carryforwards at Parent & Other.

2)
Sempra Energy Adjusted Earnings and Adjusted Earnings per Common Share (Adjusted EPS) are non-GAAP financial measures. See Table A for information regarding non-GAAP financial measures and descriptions of the adjustments above.

3)
Weighted-average common shares outstanding for the three months and six months ended June 30, 2018 used to calculate EPS exclude common stock equivalents as they are antidilutive given the net loss in these periods.

OPERATING HIGHLIGHTS
San Diego Gas & Electric (SDG&E) recently elected to contribute approximately $452 million to a wildfire recovery fund that was created as a result of the efforts of Gov. Gavin Newsom and the California Legislature. The legislation helps to reduce SDG&E’s exposure to wildfire risk by addressing issues related to catastrophic wildfires in the state of California, including greater clarity of cost recovery standards and requirements, additional wildfire mitigation, establishment of a wildfire recovery fund, a cap on liability, and the formation of the California Wildfire Safety Advisory Board.
SDG&E and Southern California Gas Co. expect a proposed decision in the coming weeks for their 2019 General Rate Case from the California Public Utilities Commission. A final decision is expected by year end.
Sempra Energy expects substantial completion of the first liquefaction train of the Cameron LNG export project in Hackberry, La., in the coming days, with commercial operations to begin in mid-August. This follows the first commissioning cargo of liquefied natural gas (LNG) from Train 1, which was announced in May.
Sempra Energy’s LNG development projects are continuing to advance, including a heads of agreement (HOA) signed between Sempra LNG and Aramco Services Company in May. The HOA anticipates the negotiation and finalization of a definitive 20-year LNG sale-and-purchase agreement for 5 million tonnes per annum of LNG offtake from the Port Arthur LNG export project under development.
Sempra Energy continued to grow its transmission and distribution footprint in Texas through Oncor Electric Delivery Company LLC’s acquisition of InfraREIT, Inc., and Sempra Energy’s acquisition of an indirect 50% limited-partnership interest in Sharyland Utilities, L.L.C. These acquisitions were completed in May and funded with a portion of the proceeds from Sempra Energy’s completed sales of its U.S. solar, wind and certain non-utility natural gas storage assets.

The sales process of Sempra Energy’s equity interests in its South American businesses, including its 83.6% stake in Luz del Sur S.A.A. in Peru and 100% stake in Chilquinta Energía S.A. in Chile, continues to make good progress.

2019 EARNINGS GUIDANCE
Sempra Energy today affirmed its 2019 adjusted earnings-per-share guidance range of $5.70 to $6.30.

NON-GAAP FINANCIAL MEASURES
Non-GAAP financial measures include Sempra Energy’s adjusted earnings and adjusted earnings per common share for both the second quarter and first six months of 2019 and 2018, and 2019 adjusted earnings-per-share guidance. See Table A for additional information regarding these non-GAAP financial measures.

INTERNET BROADCAST
Sempra Energy will broadcast a live discussion of its earnings results over the Internet today at 12 p.m. ET with senior management of the company. Access is available by logging onto the website at www.sempra.com. For those unable to log onto the live webcast, the teleconference will be available on replay a few hours after its conclusion by dialing (888) 203-1112 and entering passcode 7726556.
Sempra Energy's mission is to be North America's premier energy infrastructure company. With 2018 reported revenues of more than $11.6 billion, the San Diego- based company is the utility holding company with the largest U.S. customer base. The Sempra Energy companies' more than 20,000 employees are focused on delivering energy with purpose to approximately 40 million consumers worldwide. Sempra Energy has been consistently recognized for its leadership in diversity and inclusion, and social responsibility, and is a member of the S&P 500 Utilities Index and the Dow Jones Utility Index.

###

This press release contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “contemplates,” “assumes,” “depends,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “target,” “pursue,” “outlook,” “maintain,” or similar expressions or when we discuss our guidance, strategy, plans, goals, vision, mission, opportunities, projections, initiatives, objectives or intentions. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future results may differ materially from those expressed in the forward-looking statements.

Factors, among others, that could cause our actual results and future actions to differ materially from those described in any forward-looking statements include risks and uncertainties relating to: the greater degree and prevalence of wildfires in California in recent years and the risk that we may be found liable for damages regardless of fault, such as where inverse condemnation applies, and risk that we may not be able to recover any such costs in rates from customers in California or otherwise, including due to insufficient amounts in the wildfire fund; actions and the timing of actions, including decisions, investigations, new regulations and issuances of permits and other authorizations and renewal of franchises by the Comisión Federal de Electricidad (CFE), California Public Utilities Commission, U.S. Department of Energy, California Department of Conservation’s Division of Oil, Gas, and Geothermal Resources, Los Angeles County Department of Public Health, U.S. Environmental Protection Agency, Federal Energy Regulatory Commission, Pipeline and Hazardous Materials Safety Administration, Public Utility Commission of Texas, states, cities and counties, and other regulatory and governmental bodies in the U.S. and other countries in which we operate; the success of business development efforts, construction projects, and major acquisitions, divestitures and internal structural changes, including risks in (i) obtaining or maintaining authorizations; (ii) completing construction projects on schedule and budget; (iii) obtaining the consent of partners; (iv) counterparties’ ability to fulfill contractual commitments; (v) winning competitively bid infrastructure projects; (vi) the ability to complete contemplated acquisitions and/or divestitures and the disruptions caused by such efforts; and (vii) the ability to realize anticipated benefits from any of these efforts once completed; the resolution of civil and criminal litigation, regulatory investigations and proceedings, and arbitrations; actions by credit rating agencies to downgrade our credit ratings or those of our subsidiaries or to place those ratings on negative outlook and our ability to borrow at favorable interest rates; deviations from regulatory precedent or practice that result in a reallocation of benefits or burdens among shareholders and ratepayers; denial of approvals of proposed settlements; delays in, or denial of, regulatory agency authorizations to recover costs in rates from customers or regulatory agency approval for projects required to enhance safety and reliability; and moves to reduce or eliminate reliance on natural gas; the availability of electric power and natural gas and natural gas storage capacity, including disruptions caused by failures in the transmission grid, limitations on the withdrawal or injection of natural gas from or into storage facilities, and equipment failures; expropriation of assets, the failure to honor the terms of contracts by foreign governments and state-owned entities such as the CFE, and other property disputes; risks posed by actions of third parties who control the operations of our investments; weather conditions, natural disasters, accidents, equipment failures, computer system outages, explosions, terrorist attacks and other events that disrupt our operations, damage our facilities and systems, cause the release of harmful materials, cause fires and subject us to third-party liability for property damage or personal injuries, fines and penalties, some of which may not be covered by insurance (including costs in excess of applicable policy limits), may be disputed by insurers or may otherwise not be recoverable through regulatory mechanisms or may impact our ability to obtain satisfactory levels of affordable insurance; cybersecurity threats to the energy grid, storage and pipeline infrastructure, the information and systems used to operate our businesses, and the confidentiality of our proprietary information and the personal information of our customers and employees; actions of activist shareholders, which could impact the market price of our securities and disrupt our operations as a result of, among other things, requiring significant time by management and our board of directors; changes in capital markets, energy markets and economic conditions, including the availability of credit; volatility in currency exchange, interest and inflation rates and commodity prices and our ability to effectively hedge the risk of such volatility; the impact of federal or state tax reform and our ability to mitigate adverse impacts; changes in foreign and domestic trade policies and laws, including border tariffs and revisions to or replacement of international trade agreements, such as the North American Free Trade Agreement, that may increase our costs or impair our ability to resolve trade disputes; the impact at San Diego Gas & Electric Company on competitive customer rates and reliability of electric transmission and distribution systems due to the growth in distributed and local power generation and from possible departing retail load resulting from customers transferring to Direct Access and Community Choice Aggregation or other forms of distributed and local power generation and the potential risk of nonrecovery for stranded assets and contractual obligations; Oncor Electric Delivery Company LLC’s (Oncor) ability to eliminate or reduce its quarterly dividends due to regulatory capital requirements and other regulatory and governance commitments, including the determination by a majority of Oncor’s independent directors or a minority member director to retain such amounts to meet future requirements; and other uncertainties, some of which may be difficult to predict and are beyond our control.

These risks and uncertainties are further discussed in the reports that Sempra Energy has filed with the U.S. Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC's website, www.sec.gov. Investors should not rely unduly on any forward-looking statements. These forward-looking statements speak only as of the date hereof, and the company undertakes no obligation to update or revise these forecasts or projections or other forward-looking statements, whether as a result of new information, future events or otherwise.

Sempra South American Utilities, Sempra North American Infrastructure, Sempra LNG, Sempra Renewables, Sempra Mexico, Sempra Texas Utilities, Oncor Electric Delivery Company LLC (Oncor) and Infraestructura Energética Nova, S.A.B. de C.V. (IEnova) are not the same companies as the California utilities, San Diego Gas & Electric Company (SDG&E) or Southern California Gas Company (SoCalGas), and Sempra South American Utilities, Sempra North American Infrastructure, Sempra LNG, Sempra Renewables, Sempra Mexico, Sempra Texas Utilities, Oncor and IEnova are not regulated by the California Public Utilities Commission.

SEMPRA ENERGY
Table A

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended June 30,		Six months ended June 30,
(Dollars in millions, except per share amounts; shares in thousands)	2019	2018(1)	2019	2018(1)
	(unaudited)
REVENUES
Utilities	$1,895	$1,820	$4,410	$4,010
Energy-related businesses	335	355	718	701
Total revenues	2,230	2,175	5,128	4,711

EXPENSES AND OTHER INCOME
Utilities:
Cost of natural gas	(136)	(179)	(667)	(527)
Cost of electric fuel and purchased power	(263)	(320)	(519)	(591)
Energy-related businesses cost of sales	(63)	(70)	(171)	(139)
Operation and maintenance	(838)	(742)	(1,670)	(1,483)
Depreciation and amortization	(389)	(377)	(772)	(749)
Franchise fees and other taxes	(112)	(104)	(242)	(221)
Impairment losses	—	(1,300)	—	(1,300)
Gain on sale of assets	66	—	66	—
Other income (expense), net	28	(56)	110	96
Interest income	21	18	42	47
Interest expense	(258)	(228)	(518)	(434)
Income (loss) from continuing operations before income taxes and equity earnings (losses)	286	(1,183)	787	(590)
Income tax (expense) benefit	(47)	602	(89)	360
Equity earnings (losses)	118	(4)	219	(25)
Income (loss) from continuing operations, net of income tax	357	(585)	917	(255)
Income from discontinued operations, net of income tax	78	55	36	83
Net income (loss)	435	(530)	953	(172)
(Earnings) losses attributable to noncontrolling interests	(45)	(5)	(86)	12
Mandatory convertible preferred stock dividends	(35)	(25)	(71)	(53)
Preferred dividends of subsidiary	(1)	(1)	(1)	(1)
Earnings (losses) attributable to common shares	$354	$(561)	$795	$(214)

Basic earnings (losses) per common share:
Earnings (losses) from continuing operations attributable to common shares	$1.03	$(2.29)	$2.82	$(1.08)
Earnings from discontinued operations attributable to common shares	$0.26	$0.18	$0.07	$0.26
Earnings (losses) attributable to common shares	$1.29	$(2.11)	$2.89	$(0.82)
Weighted-average common shares outstanding	274,987	265,837	274,831	261,906

Diluted earnings (losses) per common share:
Earnings (losses) from continuing operations attributable to common shares	$1.01	$(2.29)	$2.78	$(1.08)
Earnings from discontinued operations attributable to common shares	$0.25	$0.18	$0.07	$0.26
Earnings (losses) attributable to common shares	$1.26	$(2.11)	$2.85	$(0.82)
Weighted-average common shares outstanding	279,619	265,837	278,424	261,906

(1)	Amounts have been retrospectively adjusted for discontinued operations.

SEMPRA ENERGY
Table A (Continued)
RECONCILIATION OF SEMPRA ENERGY ADJUSTED EARNINGS TO SEMPRA ENERGY GAAP EARNINGS (LOSSES) (Unaudited)
Sempra Energy Adjusted Earnings and Adjusted Earnings Per Common Share (Adjusted EPS) exclude items (after the effects of income taxes and, if applicable, noncontrolling interests) in 2019 and 2018 as follows:
Three months ended June 30, 2019:

▪	$45 million gain on the sale of certain Sempra Renewables assets

Three months ended June 30, 2018:

▪	$(755) million impairment of certain non-utility natural gas storage assets in the southeast U.S. at Sempra LNG

▪	$(145) million other-than-temporary impairment of certain U.S. wind equity method investments at Sempra Renewables

▪	$(22) million impacts associated with Aliso Canyon litigation at Southern California Gas Company (SoCalGas)

Six months ended June 30, 2019:

▪	$45 million gain on the sale of certain Sempra Renewables assets
Associated with holding the South American businesses for sale:

▪
$(103) million income tax expense from outside basis differences in our South American businesses primarily related to the change in our indefinite reinvestment assertion from our decision in January 2019 to hold these businesses for sale

▪	$10 million income tax benefit from a reduction in a valuation allowance against certain net operating loss (NOL) carryforwards as a result of our decision to sell our South American businesses

Six months ended June 30, 2018:

▪	$(755) million impairment of certain non-utility natural gas storage assets at Sempra LNG

▪	$(145) million other-than-temporary impairment of certain U.S. wind equity method investments at Sempra Renewables

▪	$(22) million impacts associated with Aliso Canyon litigation at SoCalGas

▪	$(25) million income tax expense to adjust Tax Cuts and Jobs Act of 2017 (TCJA) provisional amounts

Sempra Energy Adjusted Earnings and Adjusted EPS are non-GAAP financial measures (GAAP represents accounting principles generally accepted in the United States of America). Because of the significance and/or nature of the excluded items, management believes that these non-GAAP financial measures provide a meaningful comparison of the performance of business operations to prior and future periods. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. The table below reconciles for historical periods these non-GAAP financial measures to Sempra Energy GAAP Earnings (Losses) and GAAP EPS, which we consider to be the most directly comparable financial measures calculated in accordance with GAAP.

	Pretax amount	Income tax expense (benefit)(1)	Earnings	Pretax amount	Income tax (benefit) expense(1)	Non-controlling interests	(Losses) earnings
(Dollars in millions, except per share amounts; shares in thousands)	Three months ended June 30, 2019			Three months ended June 30, 2018
Sempra Energy GAAP Earnings (Losses)			$354				$(561)
Excluded items:
Gain on sale of certain Sempra Renewables assets	$(61)	$16	(45)	$—	$—	$—	—
Impairment of non-utility natural gas storage assets	—	—	—	1,300	(499)	(46)	755
Impairment of U.S. wind equity method investments	—	—	—	200	(55)	—	145
Impacts associated with Aliso Canyon litigation	—	—	—	1	21	—	22
Sempra Energy Adjusted Earnings			$309				$361

Diluted earnings (losses) per common share:
Sempra Energy GAAP EPS			$1.26				$(2.11)	(2)
Sempra Energy Adjusted EPS			$1.10				$1.35
Weighted-average common shares outstanding, diluted – GAAP			279,619				267,536	(2)

	Six months ended June 30, 2019			Six months ended June 30, 2018
Sempra Energy GAAP Earnings (Losses)			$795				$(214)
Excluded items:
Gain on sale of certain Sempra Renewables assets	$(61)	$16	(45)	$—	$—	$—	—
Associated with holding the South American businesses for sale:
Change in indefinite reinvestment assertion of basis differences in discontinued operations	—	103	103	—	—	—	—
Reduction in tax valuation allowance against certain NOL carryforwards	—	(10)	(10)	—	—	—	—
Impairment of non-utility natural gas storage assets	—	—	—	1,300	(499)	(46)	755
Impairment of U.S. wind equity method investments	—	—	—	200	(55)	—	145
Impacts associated with Aliso Canyon litigation	—	—	—	1	21	—	22
Impact from the TCJA	—	—	—	—	25	—	25
Sempra Energy Adjusted Earnings			$843				$733

Diluted earnings (losses) per common share:
Sempra Energy GAAP EPS			$2.85				$(0.82)	(2)
Sempra Energy Adjusted EPS			$3.03				$2.78
Weighted-average common shares outstanding, diluted – GAAP			278,424				263,584	(2)

(1)	Except for adjustments that are solely income tax and tax related to outside basis differences, income taxes on pretax amounts were primarily calculated based on applicable statutory tax rates.

(2)
In both the three months and six months ended June 30, 2018, total weighted-average potentially dilutive securities of 1.7 million were not included in the computation of GAAP losses per common share since to do so would have decreased the loss per share.

SEMPRA ENERGY
Table A (Continued)
SEMPRA ENERGY 2019 ADJUSTED EPS GUIDANCE RANGE (Unaudited)
Sempra Energy 2019 Adjusted EPS Guidance Range of $5.70 to $6.30 excludes:

▪
$103 million income tax expense from outside basis differences in our South American businesses primarily related to the change in our indefinite reinvestment assertion from our decision in January 2019 to hold these businesses for sale.

▪	$10 million income tax benefit from a reduction in a valuation allowance against certain NOL carryforwards as a result of our decision to sell our South American businesses.

▪	$45 million after-tax gain related to the April 2019 sale of the remaining U.S. renewables assets and investments to American Electric Power Company, Inc.

▪
any potential charge from San Diego Gas & Electric Company’s (SDG&E) $322.5 million initial contribution in September 2019 and annual contributions of $12.9 million in each of the next 10 years to the California wildfire fund pursuant to the wildfire legislation that was recently signed into law. We are evaluating the accounting and tax treatment of the initial and annual contributions.

▪
any potential gain from the planned sale of our South American businesses. Because the sale process for the planned divestiture of our South American businesses initiated in January 2019 is ongoing, the terms and structure of any potential sale transaction(s) are unknown, including the terms that would impact the final income tax expense resulting from the expected change in our assertion regarding indefinite reinvestment of foreign undistributed earnings, including timing and amounts of repatriation of such earnings.

Sempra Energy 2019 Adjusted EPS Guidance is a non-GAAP financial measure. Because of the significance and nature of the excluded items, management believes that this non-GAAP financial measure provides a meaningful comparison of the performance of business operations to prior and future periods. Sempra Energy 2019 Adjusted EPS Guidance should not be considered an alternative to GAAP EPS Guidance. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Due to the uncertainty surrounding the accounting and tax treatment of SDG&E’s contributions to the California wildfire fund and the terms and structure of any potential transaction(s) associated with the planned sale of our South American businesses, 2019 GAAP EPS Guidance, the most directly comparable financial measure calculated in accordance with GAAP, is inestimable.

SEMPRA ENERGY
Table B

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in millions)	June 30, 2019	December 31, 2018(1)
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$168	$102
Restricted cash	50	35
Accounts receivable, net	1,242	1,535
Due from unconsolidated affiliates	23	37
Income taxes receivable	106	60
Inventories	214	258
Regulatory assets	195	138
Greenhouse gas allowances	61	59
Assets held for sale	—	713
Assets held for sale in discontinued operations	445	459
Other	279	249
Total current assets	2,783	3,645

Other assets:
Restricted cash	21	21
Due from unconsolidated affiliates	710	644
Regulatory assets	1,780	1,589
Nuclear decommissioning trusts	1,044	974
Investment in Oncor Holdings	10,930	9,652
Other investments	2,082	2,320
Goodwill	1,602	1,602
Other intangible assets	219	224
Dedicated assets in support of certain benefit plans	409	416
Insurance receivable for Aliso Canyon costs	381	461
Deferred income taxes	150	141
Greenhouse gas allowances	416	289
Right-of-use assets – operating leases	600	—
Assets held for sale in discontinued operations	3,453	3,259
Sundry	865	962
Total other assets	24,662	22,554
Property, plant and equipment, net	35,282	34,439
Total assets	$62,727	$60,638

(1)	Derived from audited financial statements, which have been retrospectively adjusted for discontinued operations.

SEMPRA ENERGY
Table B (Continued)

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in millions)	June 30, 2019	December 31, 2018(1)
	(unaudited)
Liabilities and Equity
Current liabilities:
Short-term debt	$2,395	$2,024
Accounts payable, net	1,200	1,298
Due to unconsolidated affiliates	9	10
Dividends and interest payable	490	480
Accrued compensation and benefits	299	440
Regulatory liabilities	349	105
Current portion of long-term debt and finance leases	2,156	1,644
Reserve for Aliso Canyon costs	46	160
Greenhouse gas obligations	61	59
Liabilities held for sale in discontinued operations	336	368
Other	836	935
Total current liabilities	8,177	7,523

Long-term debt and finance leases	21,199	20,903

Deferred credits and other liabilities:
Due to unconsolidated affiliates	38	37
Pension and other postretirement benefit plan obligations, net of plan assets	1,135	1,143
Deferred income taxes	2,626	2,321
Deferred investment tax credits	23	24
Regulatory liabilities	4,026	4,016
Asset retirement obligations	2,815	2,786
Greenhouse gas obligations	225	131
Liabilities held for sale in discontinued operations	1,090	1,013
Deferred credits and other	1,939	1,493
Total deferred credits and other liabilities	13,917	12,964
Equity:
Sempra Energy shareholders’ equity	17,440	17,138
Preferred stock of subsidiary	20	20
Other noncontrolling interests	1,974	2,090
Total equity	19,434	19,248
Total liabilities and equity	$62,727	$60,638
(1) Derived from audited financial statements, which have been retrospectively adjusted for discontinued operations.

SEMPRA ENERGY
Table C

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six months ended June 30,
(Dollars in millions)	2019	2018(1)
	(unaudited)
Cash Flows from Operating Activities
Net income (loss)	$953	$(172)
Less: Income from discontinued operations, net of income tax	(36)	(83)
Income (loss) from continuing operations, net of income tax	917	(255)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	772	749
Deferred income taxes and investment tax credits	(12)	(432)
Impairment losses	—	1,300
Gain on sale of assets	(66)	—
Equity (earnings) losses	(219)	25
Share-based compensation expense	39	33
Fixed-price contracts and other derivatives	(28)	(9)
Other	(4)	45
Intercompany activities with discontinued operations, net	64	42
Net change in other working capital components	84	268
Insurance receivable for Aliso Canyon costs	80	(84)
Changes in other noncurrent assets and liabilities, net	(104)	(157)
Net cash provided by continuing operations	1,523	1,525
Net cash provided by discontinued operations	181	148
Net cash provided by operating activities	1,704	1,673

Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(1,651)	(1,834)
Expenditures for investments and acquisition	(1,391)	(9,823)
Proceeds from sale of assets	902	1
Purchases of nuclear decommissioning trust assets	(497)	(487)
Proceeds from sales of nuclear decommissioning trust assets	497	487
Advances to unconsolidated affiliates	(16)	(81)
Repayments of advances to unconsolidated affiliates	9	1
Intercompany activities with discontinued operations, net	(2)	(8)
Other	13	39
Net cash used in continuing operations	(2,136)	(11,705)
Net cash used in discontinued operations	(131)	(112)
Net cash used in investing activities	(2,267)	(11,817)

Cash Flows from Financing Activities
Common dividends paid	(483)	(416)
Preferred dividends paid	(71)	(28)
Preferred dividends paid by subsidiary	(1)	(1)
Issuances of mandatory convertible preferred stock, net of $32 in offering costs	—	1,693
Issuances of common stock, net of $38 in offering costs in 2018	20	2,090
Repurchases of common stock	(18)	(20)
Issuances of debt (maturities greater than 90 days)	2,630	7,328
Payments on debt (maturities greater than 90 days) and finance leases	(871)	(1,799)
(Decrease) increase in short-term debt, net	(444)	1,265
Proceeds from sale of noncontrolling interest, net of $1 in offering costs	—	85
Purchases of and distributions to noncontrolling interests	(31)	(9)
Intercompany activities with discontinued operations, net	—	70
Other	(37)	(104)
Net cash provided by continuing operations	694	10,154
Net cash used in discontinued operations	(83)	(44)
Net cash provided by financing activities	611	10,110

Effect of exchange rate changes in continuing operations	—	—
Effect of exchange rate changes in discontinued operations	—	(3)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	(3)

Increase (decrease) in cash, cash equivalents and restricted cash, including discontinued operations	48	(37)
Cash, cash equivalents and restricted cash, including discontinued operations, January 1	246	364
Cash, cash equivalents and restricted cash, including discontinued operations, June 30	$294	$327

(1)	Amounts have been retrospectively adjusted for discontinued operations.

SEMPRA ENERGY
Table D

SEGMENT EARNINGS (LOSSES) AND CAPITAL EXPENDITURES, INVESTMENTS AND ACQUISITIONS

	Three months ended June 30,		Six months ended June 30,
(Dollars in millions)	2019	2018(1)	2019	2018(1)
	(unaudited)
Earnings (Losses) Attributable to Common Shares
SDG&E	$143	$146	$319	$316
SoCalGas	30	33	294	258
Sempra Texas Utilities	113	114	207	129
Sempra Mexico	73	97	130	117
Sempra Renewables	46	(109)	59	(88)
Sempra LNG	6	(764)	11	(780)
Parent and other	(127)	(126)	(244)	(235)
Discontinued operations	70	48	19	69
Total	$354	$(561)	$795	$(214)

	Three months ended June 30,		Six months ended June 30,
(Dollars in millions)	2019	2018(1)	2019	2018(1)
	(unaudited)
Capital Expenditures, Investments and Acquisitions
SDG&E	$352	$376	$708	$851
SoCalGas	335	380	659	783
Sempra Texas Utilities	1,226	117	1,282	9,278
Sempra Mexico	157	81	242	168
Sempra Renewables	2	6	2	37
Sempra LNG	90	91	146	137
Parent and other	3	10	3	403
Total	$2,165	$1,061	$3,042	$11,657

(1)	Amounts have been retrospectively adjusted for discontinued operations.

SEMPRA ENERGY
Table E

OTHER OPERATING STATISTICS (Unaudited)

	Three months ended June 30,		Six months ended June 30,
UTILITIES	2019	2018	2019	2018

SDG&E and SoCalGas
Gas sales (Bcf)(1)	75	76	214	189
Transportation (Bcf)(1)	124	137	268	284
Total deliveries (Bcf)(1)	199	213	482	473

Total gas customer meters (thousands)			6,902	6,865

SDG&E
Electric sales (millions of kWhs)(1)	3,244	3,394	6,826	7,000
Direct Access and Community Choice Aggregation (millions of kWhs)	848	926	1,688	1,671
Total deliveries (millions of kWhs)(1)	4,092	4,320	8,514	8,671

Total electric customer meters (thousands)			1,463	1,453

Oncor(2)
Total deliveries (millions of kWhs)	31,516	32,658	61,628	39,313
Total electric customer meters (thousands)			3,655	3,590

Ecogas
Natural gas sales (Bcf)	1	—	2	6
Natural gas customer meters (thousands)			126	121

ENERGY-RELATED BUSINESSES

Power generated and sold (millions of kWhs)
Sempra Mexico
Termoeléctrica de Mexicali (TdM)	693	824	1,830	1,777
Wind and solar(3)	445	351	690	619

(1)	Includes intercompany sales.

(2)
Includes 100 percent of the electric deliveries and customer meters of Oncor Electric Delivery Company LLC (Oncor), in which we hold an 80.25-percent interest through our March 2018 acquisition of our equity method investment in Oncor Electric Delivery Holdings Company LLC (Oncor Holdings). Total deliveries for the six months ended June 30, 2018 only include volumes from the March 9, 2018 acquisition date.

(3)
Includes 50 percent of the total power generated and sold at the Energía Sierra Juárez wind power generation facility, in which Sempra Energy has a 50-percent ownership interest. Energía Sierra Juárez is not consolidated within Sempra Energy, and the related investment is accounted for under the equity method.